Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 964-8389 fax: (617) 969-5730

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Director of Investor Relations, or
Carlynn Finn, Manager of Investor Relations
(617) 796-8232
www.hptreit.com

Hospitality Properties Trust Announces 2009 Second Quarter Results

Newton, MA (August 6, 2009).  Hospitality Properties Trust (NYSE: HPT) today announced its operating results for the quarter and six months ended June 30, 2009.

Results for the quarter and six months ended June 30, 2009:

HPT’s net income (loss) available for common shareholders for the periods ended June 30, 2009 compared to the same periods in 2008 were as follows:

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(in thousands, except per share data)

Net income (loss) available for common shareholders	$43,550	($26,944)	$97,163	$18,985
Net income (loss) available for common shareholders per share	$0.46	($0.29)	$1.03	$0.20
Weighted average common shares outstanding	95,344	93,942	94,672	93,918

Net income available for common shareholders for the quarter ended June 30, 2009 includes: (i) a $13.3 million, or $0.14 per share, gain on extinguishment of debt relating to HPT’s repurchase of $70.7 million face amount of its 3.8% convertible senior notes and various issues of its senior notes for an aggregate purchase price of $56.3 million, excluding accrued interest; (ii) the $15 million, or $0.16 per share, deferral of rent by TravelCenters of America LLC (NYSE Amex: TA), or TA, under the previously announced rent deferral agreement; (iii)  the $2.4 million, or $0.03 per share, non-accrual of straight line rent under HPT’s lease with TA for 145 travel centers; and (iv) $2.0 million, or $0.02 per share, of non-cash interest expense of resulting from the application of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”, or FSP 14-1.

Net loss available for common shareholders for the quarter ended June 30, 2008 includes: (i) a $53.2 million, or $0.57 per share, non-cash impairment charge related to the write down of certain intangible assets arising from HPT’s January 2007 acquisition of TravelCenters of America, Inc. to their estimated fair market value as of June 30, 2008; (ii) the $3.5 million, or $0.04 per share, non-accrual of straight line rent for the quarter ended June 30, 2008, related to HPT’s lease with TA for 145 travel centers; (iii) a $19.6 million, or $0.21 per share, non-cash charge to record a reserve for the straight line rent receivable recorded in periods prior to April 1, 2008; and (iv) $2.4 million, or $0.03 per share, of non-cash interest expense resulting from the application of FSP 14-1.

The results for the six months ended June 30, 2009 include: (i) a $39.9 million, or $0.42 per share, gain on extinguishment of debt relating to HPT’s repurchase of $192.0 million face amount of its 3.8% convertible senior notes and various issues of its senior notes for an aggregate purchase price of approximately $143.8 million, excluding accrued interest; (ii) the $30 million, or $0.32 per share, deferral of rent by TA under the rent deferral agreement; (iii) the $5.3 million, or $0.06 per share, non-accrual of straight line rent for the six months ended June 30, 2009, related to HPT’s lease with TA for 145 travel centers; and (iv) $4.4 million, or $0.05 per share, of non-cash interest expense resulting from the application of FSP 14-1.

The results for the six months ended June 30, 2008 include: (i) a $53.2 million, or $0.57 per share, non-cash impairment charge related to the write down of certain intangible assets arising from HPT’s January 2007 acquisition of TravelCenters of America, Inc. to their estimated fair market value; (ii) the $3.5 million, or $0.04 per share, non-accrual of straight line rent for the period April 1, 2008 through June 30, 2008, related to HPT’s lease with TA for 145 travel centers; (iii) a $19.6 million, or $0.21 per share, non-cash charge to record a reserve for the straight line rent receivable recorded in periods prior to April 1, 2008; and (iv) $4.8 million, or $0.05 per share, of non-cash interest expense resulting from the application of FSP 14-1.

HPT’s funds from operations, or FFO, for the periods ended June 30, 2009 compared to the same periods in 2008 were as follows:

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(in thousands, except per share data)

Funds from operations	$91,610	$95,096	$181,191	$203,643
FFO per share	$0.96	$1.01	$1.91	$2.17
Weighted average common shares outstanding	95,344	93,942	94,672	93,918

FFO for the quarter and six months ended June 30, 2009 excludes $13.3 million and $39.9 million, respectively, of gains on extinguishment of debt and were affected by TA’s deferral of rent and the non-accrual of straight line rent discussed above.  FFO for the quarter and six months ended June 30, 2008 excludes the $53.2 million non-cash impairment charge discussed above and were affected by the non-accrual of straight line rent and the non-cash charge to record a reserve for straight line rent described above.

Both the 2009 and 2008 periods include the non-cash interest expense resulting from the adoption of FSP 14-1 discussed above.

See page 6 for a reconciliation of FFO to net income available to common shareholders.

Hotel Portfolio Performance:

For the quarter ended June 30, 2009 compared to the same period last year, HPT’s hotels produced revenue per available room, or RevPAR, average daily rate, or ADR, and occupancy as follows:

	Quarter Ended June 30,			Six Months Ended June 30,
	2009	2008	Change	2009	2008	Change

RevPAR	$ 63.38	$ 82.84	-23.5%	$ 62.36	$ 79.78	-21.8%
ADR	95.89	110.30	-13.1%	98.98	111.27	-11.0%
Occupancy	66.1%	75.1%	-9.0 pts	63.0%	71.7%	-8.7 pts

Hotel Tenants and Managers:

During the six months ended June 30, 2009, all payments due to HPT under its hotel leases and management contracts were paid when due except for certain payments from Marriott International, Inc., or Marriott, and Barceló Crestline Corporation, or Crestline.

During the six months ended June 30, 2009, the payments HPT received under HPT’s lease with Crestline (Marriott No. 4 contract: 19 hotels managed by Marriott which requires minimum rent to HPT of $28.5 million/year) and under HPT’s management contract with Marriott (Marriott No. 3 contract: 34 hotels which requires minimum returns to HPT of $44.2 million/year) were less than the minimum amounts contractually required by $2.1 million and $1.7 million, respectively, and HPT applied security deposits to pay the amounts of these shortfalls.  Also, between June 30 and August 5, 2009, the cure periods with respect to additional deficient payments received under these contracts expired and HPT applied an additional $2.2 million and an additional $1.3 million to pay the rent due under this Crestline contract and the returns due under this Marriott management contract, respectively.  At August 5, 2009, the remaining balances of the security deposits for this Crestline lease and this Marriott management contract held by HPT were $24.2 million and $33.2 million, respectively.

HPT is currently having discussions with Marriott concerning these defaults.  At this time, HPT expects that Marriott will continue to pay HPT the net cash flows from operations of the hotels included in the defaulted contracts.  HPT believes the security deposits it holds from Marriott and from Crestline for these contracts are in amounts which will exceed the 2009 shortfall of the payments it expects to receive compared to the minimum payments due to HPT under these contracts. Other than applying the security deposits to pay the differences between the net cash flows received from operations of these hotels and the contractual minimum payments, HPT has not yet determined what additional actions, if any, it may take as a result of these defaults.

As of August 5, 2009, all other payments due to HPT from its hotel managers and hotel tenants under its operating agreements are current.

Financing Activities:

During the second quarter of 2009, HPT repurchased $13.5 million face amount of its 3.8% convertible senior notes at a total cost of $11.1 million, excluding accrued interest.  These purchases were made using borrowings under the company’s revolving credit facility.

During the second quarter of 2009, HPT repurchased an aggregate of $57.2 million original principal amount of various issues of its senior notes at a total cost of $45.2 million, excluding accrued interest.  HPT funded these purchases using borrowings under its revolving credit facility.

In June 2009, HPT sold 17,500,000 common shares of beneficial interest at a price of $11.50 per share in a public offering.  HPT used the net proceeds from this sale (approximately $192.4 million after underwriting and other offering expenses) to repay a portion of the borrowings outstanding under HPT’s revolving credit facility. On July 1, 2009, the underwriters exercised their option to purchase an additional 2,625,000 common shares of beneficial interest from HPT to cover overallotments.  HPT used the net proceeds from this sale (approximately $28.9 million after underwriting and other offering expenses) to repay a portion of the borrowings outstanding under HPT’s revolving credit facility.

In July 2009, HPT repurchased $175.4 million face amount of its 3.8% convertible senior notes at a total cost of $159.5 million, excluding accrued interest.  HPT expects to record a gain of approximately $11.2 million, net of unamortized discount and deferred financing costs, on extinguishment of debt in the third quarter of 2009.  HPT funded these purchases using borrowings under its revolving credit facility.

Common Dividend:

On April 8, 2009, HPT announced that as a result of current conditions in the capital markets, it had suspended its regular quarterly common dividend.  HPT currently expects that it will recognize substantial net income for financial reporting purposes in 2009, and expects that its dividends to common shareholders in 2009 will be at least equal to the minimum amounts required in order for HPT to remain a real estate investment trust for federal tax purposes. During the fourth quarter of 2009, HPT expects to re-evaluate capital market conditions and its own earnings in order to determine what amount of common share dividends will be paid in 2009.  At that time, HPT will also determine if its common dividend will be paid in cash or a combination of cash and common shares.

Conference Call:

On Thursday, August 6, 2009, at 11:00 a.m. Eastern Time, John Murray, President, and Mark Kleifges, Chief Financial Officer, will host a conference call to discuss the results for the quarter and six months ended June 30, 2009.

The conference call telephone number is (888) 740-6114.  Participants calling from outside the United States and Canada should dial (913) 312-1506.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through Friday, August 14, 2009.  To hear the replay, dial (719) 457-0820.  The replay pass code is 2146102.

A live audio webcast of the conference call will also be available in a listen only mode on the company’s web site, which is located at www.hptreit.com.  Participants wanting to access the webcast should visit the company’s web site about five minutes before the call.  The archived webcast will be available for replay on HPT’s web site for about one week after the call.

Supplemental Data:

A copy of HPT’s Second Quarter 2009 Supplemental Operating and Financial Data is available for download at HPT’s web site, www.hptreit.com.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns 289 hotels and 185 travel centers located in 44 states, Puerto Rico and Canada. HPT is headquartered in Newton, Massachusetts.

Hospitality Properties Trust

CONSOLIDATED STATEMENT OF INCOME AND FUNDS FROM OPERATIONS

(in thousands, except per share data)

(Unaudited)

		Quarter Ended June 30,		Six Months Ended June 30,
		2009	2008	2009	2008
	Revenues:
	Hotel operating revenues (1)	$187,211	$244,566	$362,912	$467,006
	Rental income (1)(2)	74,935	87,561	148,726	177,517
	FF&E reserve income (3)	4,914	6,342	9,717	12,525
	Interest income	22	306	70	906
	Total revenues	267,082	338,775	521,425	657,954

	Expenses:
	Hotel operating expenses (1)	122,799	177,471	234,253	333,847
	Interest (including amortization of deferred financing costs and debt discounts of $2,949, $3,404, 6,306 and 6,800, respectively) (4)	35,026	38,923	71,567	78,849
	Depreciation and amortization	61,085	59,577	122,933	117,828
	General and administrative	10,109	9,595	19,708	21,039
	Reserve for straight line rent receivable (5)	—	19,613	—	19,613
	Loss on asset impairment (6)	—	53,225	—	53,225
	Total expenses	229,019	358,404	448,461	624,401

	Income (loss) before gain on extinguishment of debt, gain on sale of real estate and income taxes	38,063	(19,629)	72,964	33,553
	Gain on extinguishment of debt (7)	13,333	—	39,888	—
	Gain on sale of real estate (8)	—	629	—	1,274
	Income (loss) before income taxes	51,396	(19,000)	112,852	34,827
	Income tax expense	376	474	749	902

	Net income (loss)	51,020	(19,474)	112,103	33,925
	Preferred distributions	7,470	7,470	14,940	14,940
	Net income (loss) available for common shareholders	$43,550	($26,944)	$97,163	$18,985

	Calculation of FFO (9):
	Net income (loss) available for common shareholders	$43,550	($26,944)	$97,163	$18,985
Add:	Depreciation and amortization	61,085	59,577	122,933	117,828
	Deferred percentage rent (10)	308	1,550	983	3,102
	Deferred additional returns (11)	—	8,317	—	11,777
	Loss on asset impairment (6)	—	53,225	—	53,225
Less:	Gain on extinguishment of debt (7)	(13,333)	—	(39,888)	—
	Gain on sale of real estate (8)	—	(629)	—	(1,274)
	Funds from operations (“FFO”)	$91,610	$95,096	$181,191	$203,643

	Weighted average common shares outstanding	95,344	93,942	94,672	93,918

	Per common share amounts:
	Net income (loss) available for common shareholders	$0.46	($.29)	$1.03	$0.20
	FFO (9)	$0.96	$1.01	$1.91	$2.17

See Notes on page 8

Hospitality Properties Trust

CONSOLIDATED BALANCE SHEET

(dollars in thousands, except share data)

(Unaudited)

	June 30,	December 31,
	2009	2008
ASSETS

Real estate properties, at cost:
Land	$1,392,572	$1,392,614
Buildings, improvements and equipment	5,037,851	5,015,270
	6,430,423	6,407,884
Accumulated depreciation	(1,150,743)	(1,060,203)
	5,279,680	5,347,681

Cash and cash equivalents	7,414	22,450
Restricted cash (FF&E reserve escrow)	23,626	32,026
Other assets, net	206,936	170,580
	$5,517,656	$5,572,737

LIABILITIES AND SHAREHOLDERS’ EQUITY

Revolving credit facility	$330,000	$396,000
Senior notes, net of discounts	1,637,163	1,693,730
Convertible senior notes, net of discounts (4)	421,051	545,772
Mortgage payable	3,517	3,558
Security deposits	165,559	169,406
Accounts payable and other liabilities	107,060	128,078
Due to affiliate	2,901	3,012
Dividends payable	4,754	4,754
Total liabilities	2,672,005	2,944,310

Shareholders’ equity:
Preferred shares of beneficial interest; no par value; 100,000,000 shares authorized:
Series B preferred shares; 8 7/8% cumulative redeemable; 3,450,000 shares issued and outstanding, aggregate liquidation preference $86,250	83,306	83,306
Series C preferred shares; 7% cumulative redeemable; 12,700,000 shares issued and outstanding, aggregate liquidation preference $317,500	306,833	306,833
Common shares of beneficial interest, $0.01 par value; 150,000,000 shares authorized; 111,502,635 and 93,991,635 shares issued and outstanding, respectively	1,115	940
Additional paid-in capital (4)	3,286,040	3,093,827
Accumulated other comprehensive loss	(464)	(511)
Cumulative net income	1,939,924	1,827,821
Cumulative preferred distributions	(138,581)	(123,641)
Cumulative common distributions	(2,632,522)	(2,560,148)
Total shareholders’ equity	2,845,651	2,628,427
	$5,517,656	$5,572,737

See Notes on page 8

(1)

At June 30, 2009, each of our 289 hotels are included in one of eleven operating agreements of which 197 are leased to one of our taxable REIT subsidiaries and managed by independent hotel operating companies and 92 are leased to third parties. Our 185 travel centers are leased under two agreements. Our consolidated statement of income includes hotel operating revenues and expenses of managed hotels and rental income from our leased hotels and travel centers. Certain of our managed hotel portfolios had net operating results that were in the aggregate $9,907 and $30,298 less than the minimum returns due to us in the three and six months ended June 30, 2009, respectively. We reflect these amounts in our consolidated statement of income as a reduction to hotel operating expense when the minimum returns were funded by the manager of these hotels under the terms of our operating agreements, or in the case of our Marriott no. 3 agreement, applied from the security deposit we hold. All of our managed hotels generated net operating results in excess of the minimum returns due us in the 2008 periods.

(2)

During the three and six months ended June 30, 2009, TravelCenters of America LLC, or TA, elected to defer $15,000, or $0.16 per share, and $30,000, or $0.32 per share, respectively, of rent under the previously announced rent deferral agreement. We have not recognized the deferred rent as revenue due to uncertainties regarding its payment by TA in the future.

(3)

Various percentages of total sales at most of our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows. We own all the FF&E escrows for our hotels. We report deposits by our third party tenants into the escrow accounts as FF&E reserve income. We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income.

(4)

During the first quarter of 2009, we adopted FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”, or FSP 14-1. FSP 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Our 3.8% convertible senior notes are within the scope of FSP 14-1. Our financial statements for all periods presented have been adjusted to reflect the application of this standard retrospectively. The implementation of this standard resulted in non-cash interest expense for the three months ended June 30, 2009 and 2008 of $2,030, or $0.02 per share, and $2,395, or $0.03 per share, respectively. Non-cash interest for the six months ended June 30, 2009 and 2008 totaled $4,411, or $0.05 per share, and $4,752, or $0.05 per share, respectively. The unamortized note discount was $19,119 and $29,228 at June 30, 2009 and December 31, 2008, respectively, and the equity component was $43,622 and $43,770 at June 30, 2009 and December 31, 2008, respectively.

(5)	During the second quarter of 2008, we recorded a $19,613, or $0.21 per share, non-cash reserve for the straight line rent receivable relating to our lease with TA for 145 travel centers.

(6)

During the second quarter of 2008, we recorded a $53,225, or $0.57 per share, non-cash loss on asset impairment related to the write down of certain intangible assets arising from our January 2007 TA acquisition to their estimated fair value.

(7)

During the three months ended June 30, 2009, we recorded a $13,333, or $0.14 per share, gain on the extinguishment of debt relating to our repurchase of $70,671 face amount of our 3.8% convertible senior notes and various issues of our senior notes for an aggregate purchase price of $56,292, excluding accrued interest. The gain on extinguishment of debt is net of unamortized issuance costs and discounts of approximately $1,045. For the six months ended June 30, 2009, we recorded a $39,888, or $0.42 per share, gain on the extinguishment of debt relating to our repurchase of $192,001 face amount of our 3.8% convertible senior notes and various issues of our senior notes for an aggregate purchase price of $143,809, excluding accrued interest. The gain on extinguishment of debt is net of unamortized issuance costs and discounts of approximately $8,303.

(8)

During the first quarter of 2008, we sold our Park Plaza hotel in North Phoenix, Arizona for $8,000 and recognized a gain on sale of $645. During the second quarter of 2008, we sold our AmeriSuites hotel in Atlantic Beach, North Carolina for $6,350 and recognized a gain on sale of $629.

(9)

We compute FFO as shown. Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition because we include deferred percentage rent (see Note 10) and deferred additional returns (see Note 11) and exclude loss on asset impairment (see note 6) and gain on early extinguishment of debt (see Note 7). We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flows from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense, it may facilitate comparison of operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is among the important factors considered by our board of trustees when determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future capital needs and operating performance.

(10)

In calculating net income we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these amounts in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

(11)

Our share of the operating results of our managed hotels in excess of the minimum returns due to us, or additional returns, are generally determined based upon annual calculations. In calculating net income, we recognize additional returns in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this income until the fourth quarter for purposes of calculating net income, we include these amounts in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THE FOREGOING PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S CURRENT BELIEFS AND EXPECTATIONS.  HOWEVER, THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND THEY MAY NOT OCCUR FOR VARIOUS REASONS, SOME OF WHICH ARE BEYOND HPT’S CONTROL.  FOR EXAMPLE:

•                  THIS PRESS RELEASE REFERS TO A RENT DEFERRAL AGREEMENT WHICH HPT HAS ENTERED WITH TA.  THE DESCRIPTION OF THIS ARRANGEMENT AS A DEFERRAL AGREEMENT MAY IMPLY THAT RENT AMOUNTS WHICH ARE NOT PAID WILL BE LATER PAID.  IN FACT, TA HAS A SHORT HISTORY OF OPERATIONS AND TA HAS NOT PRODUCED CONSISTENT OPERATING PROFITS.  IF THE CURRENT GENERAL U.S. RECESSION CONTINUES FOR AN EXTENDED PERIOD OR WORSENS, IF THE PRICE OF DIESEL FUEL INCREASES SIGNIFICANTLY OR FOR VARIOUS OTHER REASONS, TA MAY BECOME UNABLE TO PAY THE DEFERRED RENTS DUE HPT.

•                  THIS PRESS RELEASE STATES THAT HPT EXPECTS THAT MARRIOTT WILL CONTINUE TO PAY HPT THE NET CASH FLOWS FROM OPERATIONS OF THE HOTELS INCLUDED IN THE DEFAULTED CONTRACTS.  THIS EXPECTATION IS BASED UPON STATEMENTS MADE BY MARRIOTT TO HPT.  HOWEVER, MARRIOTT MAY BECOME UNABLE TO MAKE SUCH PAYMENTS IF ITS OWN FINANCIAL CONDITION DETERIORATES OR MARRIOTT MAY REFUSE TO MAKE THESE PAYMENTS FOR SOME OTHER REASON.  HPT HAS CERTAIN CONTRACTUAL RIGHTS TO RECEIVE THESE PAYMENTS BUT COMPANIES WHICH HAVE DEFAULTED PAYMENT OBLIGATIONS OFTEN REFUSE TO MAKE ANY PAYMENTS, AND HPT CAN PROVIDE NO ASSURANCE WITH REGARD TO MARRIOTT’S FUTURE ACTIONS EXCEPT BASED UPON MARRIOTT’S RECENT STATEMENTS.

•                  THIS PRESS RELEASE STATES THAT HPT EXPECTS THAT THE SECURITY DEPOSITS IT HOLDS FROM MARRIOTT AND CRESTLINE ARE IN AMOUNTS WHICH WILL EXCEED THE 2009 SHORTFALL OF PAYMENTS IT EXPECTS TO RECEIVE UNDER THE DEFAULTED CONTRACTS.  THIS EXPECTATION IS BASED UPON CASH FLOW PROJECTIONS PREPARED BY MARRIOTT AND REVIEWED BY HPT.  BOTH MARRIOTT’S AND HPT’S HISTORICAL PROJECTIONS OF HOTEL CASH FLOWS HAVE OFTEN BEEN PROVED INACCURATE.  IF THE CURRENT ECONOMIC RECESSION IN THE U.S. CONTINUES TO WORSEN, IF THE TRAVEL INDUSTRY SUFFERS A SERIOUS ADDITIONAL DECLINE BECAUSE OF H1N1 FLU CONCERNS, ACTS OF TERRORISM OR FOR OTHER REASONS, THE ACTUAL CASH

FLOWS FROM THESE HOTELS MAY BE LESS THAN THE AMOUNTS PROJECTED AND MAY BE LOWER BY A MATERIAL AMOUNT.

•                  THIS PRESS RELEASE STATES THAT HPT IS HOLDING AND HAS APPLIED OR MAY APPLY SECURITY DEPOSITS TO COVER THE SHORTFALL OF THE PAYMENTS IT HAS RECEIVED OR EXPECTS TO RECEIVE UNDER THE DEFAULTED CONTRACTS COMPARED TO THE MINIMUM PAYMENTS DUE HPT UNDER THESE CONTRACTS.  THE SECURITY DEPOSITS WHICH HPT IS HOLDING ARE IN FIXED AMOUNTS:  APPROXIMATELY $33.2 MILLION FOR THE MARRIOTT NO. 3 CONTRACT AND APPROXIMATELY $24.2 MILLION FOR THE MARRIOTT NO. 4 CONTRACT AS OF AUGUST 5, 2009.  AS DISCUSSED ABOVE, THERE CAN BE NO ASSURANCE REGARDING THE AMOUNTS OF PAYMENTS HPT MAY RECEIVE UNDER THE DEFAULTED CONTRACTS AND THE SHORTFALLS MAY EXCEED THE AMOUNTS OF THE SECURITY DEPOSITS HPT HOLDS.  MOREOVER, THESE SECURITY DEPOSITS ARE NOT ESCROWED OR OTHERWISE SEGREGATED FROM HPT’S OTHER ASSETS AND LIABILITIES; ACCORDINGLY, WHEN HPT APPLIES THESE SECURITY DEPOSITS TO COVER MINIMUM PAYMENTS DUE IT WILL RECORD INCOME BUT IT WILL NOT RECEIVE CASH FLOW.

•                  THIS PRESS RELEASE STATES THAT HPT HAS SUSPENDED ITS REGULAR QUARTERLY DISTRIBUTIONS TO COMMON SHAREHOLDERS FOR THE REMAINDER OF 2009.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT HPT WILL RESUME ITS REGULAR QUARTERLY DISTRIBUTIONS AFTER 2009.  IN FACT, HPT MAY NOT RESUME PAYING REGULAR QUARTERLY DISTRIBUTIONS AFTER 2009.  CAPITAL MARKET CONDITIONS MAY NOT IMPROVE OR HPT’S OWN FINANCIAL CIRCUMSTANCES MAY CHANGE SO THAT HPT BECOMES UNABLE OR UNWILLING TO RESUME REGULAR QUARTERLY DISTRIBUTIONS TO COMMON SHAREHOLDERS.  ALSO, HPT’S HISTORICAL RATE OF COMMON SHARE DISTRIBUTIONS MAY BE CHANGED BECAUSE OF CHANGES IN HPT’S EARNINGS, REDUCED EARNINGS PER SHARE AS A RESULT OF HPT’S ISSUANCE OF SHARES OR OTHER CIRCUMSTANCES.

•                  THIS PRESS RELEASE STATES THAT HPT EXPECTS THAT IT WILL REALIZE SUBSTANTIAL INCOME FOR FINANCIAL REPORTING PURPOSES AND THAT HPT’S DISTRIBUTIONS TO ITS COMMON SHAREHOLDERS IN 2009 WILL BE AT LEAST EQUAL TO THE MINIMUM AMOUNTS REQUIRED IN ORDER FOR HPT TO REMAIN A REIT FOR FEDERAL TAX PURPOSES.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT HPT WILL PAY SUBSTANTIAL DISTRIBUTIONS TO COMMON SHAREHOLDERS IN 2009. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S ASSUMPTIONS ABOUT CONTINUING PAYMENTS FROM HPT’S TENANTS AND MANAGERS; BUT THESE ASSUMPTIONS MAY PROVE INACCURATE AND HPT’S TENANTS AND MANAGERS MAY NOT PAY ALL OF THE AMOUNTS DUE TO HPT.  MOREOVER, HPT’S DISTRIBUTIONS MAY ALSO BE AFFECTED BY DIFFERENCES BETWEEN HPT’S INCOME FOR

FINANCIAL REPORTING PURPOSES AND FOR FEDERAL INCOME TAX PURPOSES, WHICH MAY PERMIT HPT TO REMAIN A REIT AND PAY DISTRIBUTIONS LESS THAN IT HAS HISTORICALLY PAID OR LESS THAN ITS 2009 INCOME FOR FINANCIAL REPORTING PURPOSES.  RECENT INTERNAL REVENUE SERVICE ACTIONS, SUCH AS THE ACTION WHICH PERMITS THE DEFERRAL OF GAINS ARISING FROM THE EXTINGUISHMENT OF DEBT, AND THE ANNOUNCEMENT WHICH PERMITS REIT QUALIFYING DIVIDENDS TO BE PAID UP TO 90% IN SHARES, MAY PERMIT REITS LIKE HPT TO RETAIN THEIR REIT TAX STATUS WITHOUT PAYING SUBSTANTIAL CASH DISTRIBUTIONS.  MOREOVER, THE AMOUNT OF 2009 DISTRIBUTIONS WHICH HPT MAY BE REQUIRED TO PAY IN ORDER TO RETAIN ITS REIT TAX STATUS IS CONSIDERABLY LESS THAN THE TOTAL OF ITS HISTORICAL RATE OF QUARTERLY DISTRIBUTIONS FOR 2009 WOULD HAVE BEEN.  FOR THESE REASONS AND OTHERS, HPT DOES NOT INTEND TO PROVIDE ANY ASSURANCE REGARDING THE AMOUNT OF ANY FURTHER DISTRIBUTIONS WHICH HPT MAY PAY TO ITS COMMON SHAREHOLDERS IN 2009, IF ANY.

•                  THIS PRESS RELEASE STATES THAT DURING THE FOURTH QUARTER OF 2009 HPT WILL RE-EVALUATE CAPITAL MARKET CONDITIONS AND ITS OWN EARNINGS AND OTHER CIRCUMSTANCES, DETERMINE THE AMOUNT OF ITS 2009 COMMON SHARE DISTRIBUTIONS AND THEN CONSIDER AND ANNOUNCE WHETHER IT WILL PAY DISTRIBUTIONS IN CASH OR IF IT WILL PAY UP TO 90% OF ANY DISTRIBUTIONS IN ITS SHARES.  CAPITAL MARKET CONDITIONS ARE BEYOND HPT’S CONTROL.  AS NOTED ABOVE, SOME OR ALL OF HPT’S TENANTS AND MANAGERS MAY BE UNABLE OR UNWILLING TO CONTINUE PAYING SOME OR ALL OF THE AMOUNTS DUE TO HPT DURING 2009.  ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT, IN FACT, ANY DISTRIBUTIONS WILL BE PAID TO COMMON SHAREHOLDERS, OR THAT THE AMOUNT WILL BE PAID IN CASH.

FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

(end)